SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): June 10, 2009

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13110 NE 177th PL, #255, Woodinville, WA 98072
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (206) 501-0172

601 108th Avenue NE, Suite 1908
Bellevue, WA 98004
(Former address, changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 10, 2009, SARS Corporation (“SARS”) closed an asset assignment agreement (the “Agreement”) with The Clarence Group, LLC of St. Louis, Missouri (“Clarence”).  Pursuant to the Agreement, SARS completed the transfer of certain assets (the “Assets”), including primary monitoring assets and associated customer contacts, to Clarence (the “Closing”).  As of the Closing, the Assets set forth in the Agreement as either previously owned and/or managed by SARS are, subject to certain conditions, now owned, operated controlled and/or managed by Clarence.  Pursuant to the Agreement, the balance of the secured note (the “Note”) payable from SARS to Clarence was reduced from $1,126,256.45 to $275,000.  Additionally, Clarence has also released its security interest in any SARS assets.  Clarence disputes the fact that the Closing took place on June 10, 2009.  Nevertheless, SARS believes the Agreement has closed and is enforceable and will take all reasonable legal measures necessary to ensure its enforcement.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.4	Asset Assignment Agreement	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on June 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2009

SARS Corporation

/s/Geoff Meagher
By: Geoff Meagher
Its:  Interim Chief Executive Officer, Chairman